 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-232600) of Loop Industries Inc. of our report dated May 4, 2020 relating to the financial statements, which appears in Loop Industries Inc.'s Annual Report on Form 10-K for the year ended February 29, 2020.

PricewaterhouseCoopers LLP

Montréal, Canada
May 4, 2020

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.
1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca